UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2010
ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 23, 2010, Anixter Inc. (the “Company”) renewed its accounts receivable securitization program for a new 364-day period ending in July of 2011. Specifically, the Company amended its Amended and Restated Receivables Purchase Agreement and its Amended and Restated Receivables Sale Agreement, both dated October 3, 2002. The renewed program carries an all-in drawn funding cost of Commercial Paper (“CP”) plus 115 basis points (previously CP plus 150 basis points). Unused capacity fees decreased from 75 to 85 basis points to 57.5 to 60 basis points. All other material terms and conditions remain unchanged. The amendment related to the renewal of the accounts receivable securitization program, dated July 23, 2010, is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Omnibus Agreement, entered into as of July 23, 2010, among Anixter Receivables Corporation, as Seller, Anixter Inc., as Servicer, Falcon Asset Securitization Company LLC and Three Pillars Funding LLC, as Conduits, and Suntrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A., as Managing Agents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

July 26, 2010	By:	/s/ Dennis J. Letham Dennis J. Letham
Executive Vice President — Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Agreement, entered into as of July 23, 2010, among Anixter Receivables Corporation, as Seller, Anixter Inc., as Servicer, Falcon Asset Securitization Company LLC and Three Pillars Funding LLC, as Conduits, and Suntrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A., as Managing Agents.